                                 REVENUE GROWTH BY PRODUCT CATEGORIES


-----------------------------------------------------------------------------------------------
key product categories                    hp fy00             2001 projected       hp fy01
                                          growth              market growth        growth
                                          (yoy)                                   components
                                                                                    (yoy)
-----------------------------------------------------------------------------------------------
always-on internet infrastructure:

- servers - unix                             16%                 10%(1)              20%

- servers - nt                               10%                 13%(2)              16%

- storage                                    -7%                 19%(1)              20%

- software (excluding verifone)              29%                 15%(1)              38%
-----------------------------------------------------------------------------------------------
- services                                   14%                 14%(1)              14%
-----------------------------------------------------------------------------------------------
notebooks:                                  142%                  8%(2)              42%
-----------------------------------------------------------------------------------------------
PCs:

- business                                   -2%                  3%(2)               5%

- home                                       75%                  6%(3)              18%
-----------------------------------------------------------------------------------------------
information appliances:                      81%                 17%(3)              26%
-----------------------------------------------------------------------------------------------
imaging and printing:                        10%                 12%(3)              12%
-----------------------------------------------------------------------------------------------

                           Souces: 1 - IDC; 2 - IPR; 3 - HP

A slide labeled "F.Y. '01 Year over Year Revenue Growth by Geography ($u.s.)." The chart depicts a pie chart divided into four sections:

14% in North America;
12% in Europe;
23% in Asia Pacific;
and 19% in Latin America.

A notation below the chart indicates that total projected revenue for fiscal 2001 is $57 billion. A table next to the chart indicates that the projected contribution to total revenue for each region is 46% for North America; 34% for Europe; 15% for Asia Pacific; and 5% for Latin America.

                                    FY01 GUIDANCE

- revenues: + 15-17%

- gross margin: 27.5-28.5%

- operating expenses: + 10-12%

- tax rate: 23%

- comfortable with q1 and fy01 consensus
hp security analysts meeting                                         bob wayman

                                     RECURRING REVENUE

                             2nd half                        2nd half
                               FY 00                           FY 99
                         b$         % of revenue         b$         % of revenue        %-change-
                         -------------------------------------------------------------------------
consumables              4.4             18              3.6             17                 22

financing                1.0              4              0.9              4                 19

customer service         2.7             11              2.4             11                 13
                         =========================================================================
                         8.1             33              6.9             32                 18

A slide labeled "bco highlights." The slide depicts a pie chart divided into four sections with the labels:

na (North America) 3.68;
eur (Europe) 3.30;
ap (Asia & Pacific) 1.54;
and la (Latin America) .39.

The sections are weighted by the amount indicated on the label. Underneath the pie chart are two captions: "q4 $8.9b" and "fy00 $32.8b"

A slide labeled "performance: consumer shipments." The slide depicts a bar chart with four bars arranged chronologically:

fy97  $8.6b;
fy98  $10.0b;
fy99 $12.2b;
fy00 $15.9b.

To the side of the chart are two bullet points: "fy00 shipment growth 30%" and "fy00 net profit growth 43%."

A slide labeled "performance: fy00 regional growth." The slide depicts a pie chart divided into four sections with the labels:

na (North America) 31%;
eur (Europe) 24%;
ap (Asia & Pacific) 53%;
and la (Latin America) 26%.

Next to the pie chart is a caption: "(shipments dollar value)" indicating that the sections are weighted by that criteria.

To the side of the chart are three bullet points: "balanced regional growth," "acceleration globally - continues in q4" and "new categories entered in new markets."

A slide labeled "performance: fy00 category growth." The slide depicts a pie chart divided into four sections with the labels:

PCs 75%;
Appliances 53%;
Supplies 23%;
and Printers/Imaging 10%.

Next to the pie chart is a caption: "(shipments dollar value)" indicating that the sections are weighted by that criteria.

To the side of the chart is a bullet point: "balanced category growth."

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to the annual report on Form 10-K for the year ended Oct. 31, 1999, and subsequently filed reports. HP does not intend to update these forward-looking statements.